EXECUTION VERSION

Exhibit 4.5
SECOND SUPPLEMENT TO FOURTH SUPPLEMENTAL INDENTURE
SECOND SUPPLEMENT, dated as of March 29, 2018 (this “Second Supplement”), among (i) CF Industries, Inc., a Delaware corporation (the “Company”), (ii) CF Industries Holdings, Inc., a Delaware corporation (“CFIH”), CF Industries Enterprises, LLC, a Delaware limited liability company (formerly CF Industries Enterprises, Inc., a Delaware corporation), and CF Industries Sales, LLC, a Delaware limited liability company (collectively, the “Existing Guarantors”); (iii) CF USA Holdings, LLC, a Delaware limited liability company (the “New Guarantor”); and (iv) Wells Fargo Bank, National Association, a national banking association duly incorporated and existing under the laws of the United States of America (“Wells Fargo”), as trustee, to the Fourth Supplemental Indenture, dated as of March 11, 2014 (as amended and supplemented prior to the effectiveness of this Second Supplement, the “Supplemental Indenture”), relating to the 5.375% Senior Notes due 2044 of the Company.
W I T N E S S E T H
WHEREAS, the Company, CFIH and Wells Fargo, as trustee, executed and delivered an Indenture, dated as of May 23, 2013 (the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s debt securities and guarantees thereof by CFIH;
WHEREAS, the Company, the Existing Guarantors and Wells Fargo, as trustee, are parties to the Supplemental Indenture, entered into pursuant to the Base Indenture, which established and provided for the issuance of, in an initial aggregate principal amount of $750,000,000, a series of the Company’s debt securities designated as the “5.375% Senior Notes due 2044” (the “Notes”), which are guaranteed by the Existing Guarantors;
WHEREAS, Section 4.12 of the Supplemental Indenture provides that under specified circumstances certain Subsidiaries of CFIH are required to guarantee payment of the Notes on the terms and conditions provided in Article 10 of the Supplemental Indenture, as provided in such Section 4.12;
WHEREAS, the New Guarantor is becoming a borrower under the Credit Agreement or directly or indirectly guaranteeing Indebtedness under the Credit Agreement and is, therefore, required under Section 4.12 to guarantee payment of the Notes on the terms and conditions provided in Article 10 of the Supplemental Indenture;
WHEREAS, Section 9.01 of the Supplemental Indenture provides, among other things, that the Company, the Guarantors and the Trustee may amend or supplement the Supplemental Indenture without the consent of any Holder of any Note to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any Holder; or to allow any Guarantor to execute a supplemental indenture (including without limitation to evidence its Note Guarantee) and/or a Note Guarantee with respect to the Notes; and

WHEREAS, pursuant to Section 9.01 of the Supplemental Indenture, the Company has requested the Trustee join with it, the Existing Guarantors and the New Guarantor in the execution and delivery of this Second Supplement; in accordance with Sections 9.01, 9.06 and 12.04 of the Supplemental Indenture, the Company has delivered to the Trustee resolutions of its Board of Directors authorizing the execution of this Second Supplement and has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel; this Second Supplement will not result in a material modification of the Notes for Foreign Account Tax Compliance Act purposes; and the Company, the Existing Guarantors, the New Guarantor and the Trustee are authorized to execute and deliver this Second Supplement.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Defined Terms. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Supplemental Indenture.
2.    Agreement to Guarantee. The New Guarantor hereby agrees in accordance with Section 4.12 of the Supplemental Indenture to guarantee payment of the Notes and all other obligations of the Company under the Supplemental Indenture to the Holders or the Trustee pursuant to Article 10 of the Supplemental Indenture and agrees that the New Guarantor will be a Subsidiary Guarantor with respect to the Notes until the New Guarantor’s Note Guarantee with respect to the Notes is released in accordance with the Supplemental Indenture.
3.    Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Supplemental Indenture.
4.    No Personal Liability of Directors, Officers, Employees and Stockholders or Members. No director, officer, employee, incorporator, member or stockholder of the New Guarantor, and no director, officer, employee, incorporator, member or stockholder of any Subsidiary of the New Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Notes, any Note Guarantee, the Indenture or this Second Supplement for any claim based on, in respect of, or by reason of such obligations or their creation.
5.    Successors. All agreements of the Company, the Existing Guarantors and the New Guarantor in this Second Supplement will bind their respective successors. All agreements of the Trustee in this Second Supplement will bind its successors.
6.    Severability. In case any provision in this Second Supplement is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
7.    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENT

WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH PARTY HERETO, AND EACH HOLDER OF A NOTE BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECOND SUPPLEMENT.
8.    Counterparts. The parties may sign any number of copies of this Second Supplement. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplement as to the parties hereto and may be used in lieu of the original Second Supplement for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
9.    Effect of Headings. The section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Second Supplement and will in no way modify or restrict any of the terms or provisions of this Second Supplement.
10.    Supplemental Indenture Remains in Full Force and Effect. This Second Supplement shall form a part of the Supplemental Indenture for all purposes and, except as supplemented or amended hereby, all other provisions in the Supplemental Indenture and the Notes, to the extent not inconsistent with the terms and provisions of this Second Supplement, shall remain in full force and effect.
11.    Concerning the Trustee. The Trustee makes no representations as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplement, the Note Guarantee of the New Guarantor, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Existing Guarantors and the New Guarantor, and the Trustee assumes no responsibility for the same. All of the provisions contained in the Supplemental Indenture in respect of the rights, powers, privileges, and immunities of the Trustee shall be applicable in respect of this Second Supplement as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Second Supplement has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act purposes.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplement to be duly executed, all as of the date first written above.
CF INDUSTRIES, INC.
By:         /s/ Daniel L. Swenson
Name:    Daniel L. Swenson
Title:    Vice President, Treasurer, and Assistant Secretary
CF INDUSTRIES HOLDINGS, INC.
By:         /s/ Daniel L. Swenson
Name:    Daniel L. Swenson
Title:    Vice President, Treasurer, and Assistant Secretary
CF INDUSTRIES ENTERPRISES, LLC
By:         /s/ Daniel L. Swenson
Name:    Daniel L. Swenson
Title:    Vice President, Treasurer, and Assistant Secretary
CF INDUSTRIES SALES, LLC
By:         /s/ Daniel L. Swenson
Name:    Daniel L. Swenson
Title:    Vice President, Treasurer, and Assistant Secretary
CF USA HOLDINGS, LLC
By:         /s/ Daniel L. Swenson
Name:    Daniel L. Swenson
Title:    Vice President, Treasurer, and Assistant Secretary

[Second Supplement to Fourth Supplemental Indenture (2044 Notes)]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:         /s/ Barry D. Somrock
Name:    Barry D. Somrock
Title:    Vice President

[Second Supplement to Fourth Supplemental Indenture (2044 Notes)]